Exhibit 99.1

Press Release
For Immediate Release
Contacts:
Keith LaVanway
847-597-9353
klavanway@pregis.com
Brent Zachary
847-597-9330
bzachary@pregis.com
PREGIS ANNOUNCES THIRD QUARTER 2009
FINANCIAL RESULTS
Deerfield, IL, November 12, 2009 — Pregis Corporation, a leading international manufacturer, marketer, and supplier of protective packaging products and specialty packaging solutions, today announced its 2009 third quarter financial results.
For the third quarter of 2009, the Company generated net sales of $207.0 million, a decrease of 21.9% versus net sales of $265.2 million in the third quarter of 2008. Excluding the impact of unfavorable foreign currency translation, resulting from the U.S. dollar strengthening against the euro and pound sterling on a year-over-year basis, the quarter’s net sales were down 17.2% compared to the prior year quarter due to continued global weak economic conditions.
Gross profit margin, as a percent of net sales, was 24.6% in the third quarter of 2009, compared to 22.4% in the third quarter of 2008. The 220 basis point increase in margin percentage was driven by the impact of the Company’s aggressive cost reduction initiatives and the impact from lower raw material costs.
The Company generated operating income of $7.4 million in the third quarter of 2009, which included pre-tax restructuring charges of $2.1 million relating to the Company’s cost reduction initiatives. This compared to operating income of $10.1 million for the third quarter of 2008 and pre-tax restructuring charges of $5.2 million. Adjusted for the restructuring charges and unfavorable foreign currency translation, operating income for the third quarter of 2009 was $9.5 million compared to $15.3 million in the third quarter of 2008. This decrease was primarily a result of lower volumes, partially offset by the impact of Company’s aggressive cost reduction initiatives.
Adjusted EBITDA, or “Consolidated Cash Flow” as defined by our indentures, is a significant operating measure used by the Company to measure its operating performance and liquidity. Adjusted EBITDA was $25.2 million in the third quarter of 2009 compared to $30.2 million for the same period in 2008. The lower year-over-year Adjusted EBITDA was a result of the same drivers impacting operating income as described above.

Commenting on the Company’s results, Mike McDonnell, President and Chief Executive Officer, stated, “Our third quarter Adjusted EBITDA performance remained relatively strong, despite continued weakness in demand as well as increased resin costs. Our third quarter Adjusted EBITDA of $25.2 million increased sequentially from the second quarter 2009 amount of $24.2 million, and was at the upper end of the range of $22-$26 million which we communicated during our recent offering of euro-based floating rate notes. While our third quarter Adjusted EBITDA was lower year-over-year, the prior year quarter was one of the strongest quarters from an Adjusted EBITDA standpoint in company history.”
Mr. McDonnell continued, “Our sales rates improved sequentially from the second quarter, primarily driven by seasonality along with some modest economic improvement. Regarding raw material costs, we did see further sequential increases in the third quarter for resin. According to their respective indices, resin costs increased during the third quarter by 11% in North America and 17% in Europe sequentially from the second quarter 2009. Our margin improvement initiatives enabled us to partially offset this quarter’s increase in resin costs. However, if resin costs continue to increase, which is our current expectation, we will need to respond aggressively with selling price increases.”
Segment Performance
Comments on segment net sales and EBITDA performance for the third quarter of 2009 is as follows:
•	Net sales of the protective packaging segment decreased by $43.2 million, or 25.1%. The 2009 third quarter sales decline was driven by significant decreases in volume in both the U.S. and European businesses resulting from continued economic weakness in both markets, as well as unfavorable foreign currency translation. Excluding the impact of unfavorable foreign currency, net sales for the segment decreased 21.3%.

•	EBITDA of the protective packaging segment decreased $4.8 million, or 23.7%. This decrease was due to lower volumes driven by the ongoing recession in North America and Europe as well as unfavorable foreign currency translation. This impact was partially offset by the significant cost savings realized from cost reduction programs as well as year-over-year reductions in the cost of resin and other materials.

•	Net sales of the specialty packaging segment decreased $15.0 million, or 16.1%. This sales decline was driven by unfavorable foreign currency translation, as well as decreased volumes related to the termination of a contract with a significant medical products customer. Excluding the impact of unfavorable foreign currency and sales related to the contract termination, net sales for the segment decreased 3.1%.

•	EBITDA of the specialty packaging segment increased $0.2 million, or 1.9%. This increase was due to savings resulting from our cost reduction program partially offset by decreased volumes and unfavorable foreign currency translation. Excluding the volume impact associated with the contract termination, as described above, EBITDA for this segment would have increased by $2.1 million, or 18.9%, for the three months ended September 30, 2009 compared to the same period 2008.
A summary of Adjusted EBITDA, a significant measure required by the Company’s indentures and used by the Company to measure its operating performance and liquidity, is presented in the supplemental information at the end of this release.
Conference Call:
The Company will conduct an investor conference call to review its 2009 third quarter results on Friday, November 13, 2009 at 10:00 a.m. ET (9:00 a.m. CT). The call can be accessed through the following dial-in numbers: Domestic: 866-783-2141; International: 857-350-1600; Participant Passcode: 32563971. A replay of the conference call will be available through November 27, 2009. The replay may be accessed using the following dial-in information: Domestic: 888-286-8010; International: 617-801-6888; Passcode: 10764014.
About Pregis:
Pregis Corporation is a leading global provider of innovative protective, flexible, and foodservice packaging and hospital supply products. The specialty-packaging leader currently operates 46 facilities in 18 countries around the world. Pregis Corporation is a wholly owned subsidiary of Pregis Holding II Corporation. For more information about Pregis, visit the Company’s web site at www.pregis.com.
Safe Harbor Statement:
This press release contains forward-looking statements within the meaning of Section 27A of the Securities Act and Section 21E of the Securities Exchange Act of 1934, as amended. You can generally identify forward-looking statements by the Company’s use of forward-looking terminology such as “anticipate,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “might,” “plan,” “potential,” “predict,” “seek,” “should,” or “will,” or the negative thereof or other variations thereon or comparable terminology. These forward-looking statements are only predictions and involve known and unknown risks and uncertainties, many of which are beyond the Company’s control. For a discussion of key risk factors, please see the risk factors disclosed in the Company’s annual report, which is available on its website, www.pregis.com. These risks may cause actual results, performance or achievements to differ materially from any future results, performance or achievements expressed or implied by these forward-looking statements. Given these risk and uncertainties, you are cautioned not to place undue reliance on such forward-looking statements. The forward-looking statements included in this press release are made only as of the date hereof. The Company undertakes no duty to update its forward-looking statements.

Pregis Holding II Corporation
Consolidated Balance Sheets
Unaudited
(dollars in thousands)

	September 30, 2009	December 31, 2008
	(Unaudited)
Assets
Current assets
Cash and cash equivalents	$100,202	$41,179
Accounts receivable
Trade, net of allowances of $6,205 and $5,357 respectively	123,250	121,736
Other	7,944	13,829
Inventories, net	85,751	87,867
Deferred income taxes	4,867	4,336
Due from Pactiv	1,166	1,399
Prepayments and other current assets	8,788	8,435

Total current assets	331,968	278,781
Property, plant and equipment, net	238,193	245,124
Other assets
Goodwill	128,015	127,395
Intangible assets, net	39,540	41,254
Deferred financing costs, net	4,506	7,734
Due from Pactiv, long-term	10,025	13,234
Pension and related assets	25,973	22,430
Other	406	424

Total other assets	208,465	212,471

Total assets	$778,626	$736,376

Liabilities and stockholder’s equity
Current liabilities
Current portion of long-term debt	$258	$4,902
Accounts payable	89,401	79,092
Accrued income taxes	4,672	6,964
Accrued payroll and benefits	15,994	11,653
Accrued interest	10,337	6,905
Other	19,067	21,740

Total current liabilities	139,729	131,256

Long-term debt	510,531	460,714
Deferred income taxes	23,915	24,913
Long-term income tax liabilities	8,281	11,310
Pension and related liabilities	4,831	6,119
Other	13,409	11,963
Stockholder’s equity:
Common stock — $0.01 par value; 1,000 shares authorized, 149.0035 shares issued and outstanding at September 30, 2009 and December 31, 2008	—	—
Additional paid-in capital	151,671	150,610
Accumulated deficit	(75,004)	(64,318)
Accumulated other comprehensive income	1,263	3,809

Total stockholder’s equity	77,930	90,101

Total liabilities and stockholder’s equity	$778,626	$736,376

Pregis Holding II Corporation
Consolidated Statements of Operations
Unaudited
(dollars in thousands)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2009	2008	2009	2008
Net Sales	$207,047	$265,188	$588,594	$799,726

Operating costs and expenses:
Cost of sales, excluding depreciation and amortization	156,088	205,673	444,144	624,443
Selling, general and administrative	28,660	31,232	83,059	100,407
Depreciation and amortization	12,607	13,584	35,383	40,734
Other operating expense, net	2,267	4,601	13,602	8,500

Total operating costs and expenses	199,622	255,090	576,188	774,084

Operating income	7,425	10,098	12,406	25,642
Interest expense	9,192	13,392	28,072	37,293
Interest income	(54)	(92)	(176)	(518)
Foreign exchange loss (gain), net	(886)	9,562	(5,817)	6,641

Loss before income taxes	(827)	(12,764)	(9,673)	(17,774)

Income tax expense (benefit)	2,514	(802)	1,013	3,029

Net loss	$(3,341)	$(11,962)	$(10,686)	$(20,803)

Pregis Holding II Corporation
Consolidated Statements of Cash Flows
Unaudited
(dollars in thousands)

	Nine Months Ended September 30,
	2009	2008
Operating activities
Net loss	$(10,686)	$(20,803)
Adjustments to reconcile net loss to cash provided by operating activities:
Depreciation and amortization	35,383	40,734
Deferred income taxes	(1,483)	(1,419)
Unrealized foreign exchange loss (gain)	(5,552)	6,814
Amortization of deferred financing costs	1,781	1,781
Gain on disposal of property, plant and equipment	(249)	(246)
Stock compensation expense	1,061	678
Impairment of interest rate swap asset	—	1,299
Changes in operating assets and liabilities Accounts and other receivables, net	9,874	(12,024)
Due from Pactiv	3,792	6,630
Inventories, net	5,364	(9,738)
Prepayments and other current assets	1,961	(143)
Accounts payable	6,771	7,568
Accrued taxes	(5,637)	(4,778)
Accrued interest	3,547	4,577
Other current liabilities	856	1,871
Pension and related assets and liabilities, net	(2,931)	(2,815)
Other, net	(2,395)	177

Cash provided by operating activities	41,457	20,163

Investing activities
Capital expenditures	(17,644)	(25,270)
Proceeds from sale of assets	692	1,042
Insurance proceeds	—	1,868
Other, net	—	(593)

Cash used in investing activities	(16,952)	(22,953)

Financing activities
Proceeds from revolving credit facility	38,700	—
Financing fees	(1,284)	—
Repayment of debt	(4,312)	(1,435)
Other, net	(125)	62

Cash provided (used in) financing activities	32,979	(1,373)
Effect of exchange rate changes on cash and cash equivalents	1,539	(788)

Increase (decrease) in cash and cash equivalents	59,023	(4,951)
Cash and cash equivalents, beginning of period	41,179	34,989

Cash and cash equivalents, end of period	$100,202	$30,038

Pregis Holding II Corporation
Supplemental Information
(Unaudited)
Calculation of Adjusted EBITDA (“Consolidated Cash Flow”)

(unaudited)	Three Months Ended September 30,
(dollars in thousands)	2009	2008
Net loss of Pregis Holding II Corporation	$(3,340)	$(11,962)
Interest expense, net of interest income	9,138	13,300
Income tax expense (benefit)	2,514	(802)
Depreciation and amortization	12,606	13,584

EBITDA	20,918	14,120

Other non-cash charges (income):
Unrealized foreign currency transaction losses (gains), net	(859)	10,246
Non-cash stock based compensation expense	327	244
Net unusual or nonrecurring gains or losses:
Restructuring, severance and related expenses	2,769	5,489
Other unusual or nonrecurring (gains) or losses	1,609	(239)
Other adjustments:
Amounts paid pursuant to management agreement with Sponsor	472	324

Adjusted EBITDA (“Consolidated Cash Flow”)	$25,236	$30,184

Note to above:
EBITDA is defined as net income before interest expense, interest income, income tax expense, depreciation and amortization. Adjusted EBITDA, referred to as Consolidated Cash Flow within the context of the Company’s indentures, is presented herein because it is a material element of the fixed charge coverage ratio and secured indebtedness leverage ratio included in the Company’s indentures and is a significant operating measure used by the Company to measure its operating performance and liquidity.

Pregis Holding II Corporation
Supplemental Information
(Unaudited)
Calculation of Adjusted EBITDA (“Consolidated Cash Flow”)

(unaudited)	Twelve Months Ended September 30,
(dollars in thousands)	2009	2008
Net loss of Pregis Holding II Corporation	$(37,613)	$(28,092)
Interest expense, net of interest income	39,315	48,300
Income tax (benefit) expense	(3,881)	2,533
Depreciation and amortization	46,992	55,797

EBITDA	44,813	78,538

Other non-cash charges (income):
Unrealized foreign currency transaction losses, net	2,370	7,846
Non-cash stock based compensation expense	1,344	902
Non-cash asset impairment charge	20,101	403
Other non-cash expenses, primarily fixed asset disposals and write-offs	—	427
Net unusual or nonrecurring gains or losses:
Restructuring, severance and related expenses	13,251	12,409
Nonrecurring charges related to acquisitions and dispositions	—	4,512
Other unusual or nonrecurring gains or losses	2,524	123
Other adjustments:
Amounts paid pursuant to management agreement with Sponsor	2,040	1,834
Pro forma earnings and costs savings	—	454

Adjusted EBITDA (“Consolidated Cash Flow”)	$86,443	$107,448

Note to above:
EBITDA is defined as net income before interest expense, interest income, income tax expense, depreciation and amortization. Adjusted EBITDA, referred to as Consolidated Cash Flow within the context of the Company’s indentures, is presented herein because it is a material element of the fixed charge coverage ratio and secured indebtedness leverage ratio included in the Company’s indentures and is a significant operating measure used by the Company to measure its operating performance and liquidity.

Pregis Holding II Corporation
Third Quarter 2009
Supplemental Information
(Unaudited)
(Amounts and percentage changes are approximations due to rounding.)
Gross Margin Calculations

	Three Months Ended September 30,			Nine Months Ended September 30,
(dollars in thousands)	2009	2008	Change	2009	2008	Change
Net sales	$207,047	$265,188	$(58,141)	$588,594	$799,726	$(211,132)
Cost of sales, excluding depreciation and amortization	(156,088)	(205,673)	49,585	(444,144)	(624,443)	180,299

Gross margin	$50,959	$59,515	$(8,556)	$144,450	$175,283	$(30,833)

Gross margin, as a percent of net sales	24.6%	22.4%	2.2%	24.5%	21.9%	2.7%

Net Sales by Segment

					Change Attributable to the
					Following Factors
	Three Months Ended September 30,				Price /				Currency
	2009	2008	$ Change	% Change	Mix		Volume		Translation
	(dollars in thousands)
Segment:
Protective Packaging	$128,930	$172,088	$(43,158)	(25.1)%	$(9,055	)(5.3)%	$(27,676	)(16.1)%	$(6,427	)(3.7)%
Specialty Packaging	78,117	93,100	(14,983)	(16.1)%	(2,497	)(2.7)%	(6,317	)(6.8)%	(6,169	)(6.6)%

Total	$207,047	$265,188	$(58,141)	(21.9)%	$(11,552	)(4.4)%	$(33,993	)(12.8)%	$(12,596	)(4.7)%

					Change Attributable to the
					Following Factors
	Nine Months Ended September 30,				Price /				Currency
	2009	2008	$ Change	% Change	Mix		Volume		Translation
	(dollars in thousands)
Segment:
Protective Packaging	$363,107	$520,226	$(157,119)	(30.2)%	$(12,133	)(2.3)%	$(115,448	)(22.2)%	$(29,538	)(5.7)%
Specialty Packaging	225,487	279,500	(54,013)	(19.3)%	(3,105	)(1.1)%	(17,290	)(6.2)%	(33,618	)(12.0)%

Total	$588,594	$799,726	$(211,132)	(26.4)%	$(15,238	)(1.9)%	$(132,738	)(16.6)%	$(63,156	)(7.9)%

Pregis Holding II Corporation
Supplemental Information
(Unaudited)
(Amounts and percentage changes are approximations due to rounding.)
EBITDA by Segment

	Three Months Ended September 30,
	2009	2008	$ Change	% Change
	(dollars in thousands)
Segment:
Protective Packaging	$15,462	$20,271	$(4,809)	(23.7)%
Specialty Packaging	11,363	11,147	216	1.9%

Total segment EBITDA	$26,825	$31,418	$(4,593)	(14.6)%

	Nine Months Ended September 30,
	2009	2008	$ Change	% Change
	(dollars in thousands)
Segment:
Protective Packaging	$42,201	$49,813	$(7,612)	(15.3)%
Specialty Packaging	30,792	33,574	(2,782)	(8.3)%

Total segment EBITDA	$72,993	$83,387	$(10,394)	(12.5)%